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                                                                   EXHIBIT 10.15


THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE DEBT OF THE SENIOR DEBTHOLDER, AS SET FORTH IN THE SUBORDINATION AGREEMENT BETWEEN THE PLACEMENT AGENT, JOSEPH GUNNAR & CO. LLC, AS THE AGENT AND REPRESENTATIVE OF CERTAIN INVESTORS, AND THE SENIOR DEBTHOLDER, COMERICA BANK, DATED AS OF APRIL 5, 2004) AND MAY ALSO BE SUBJECT TO SUBORDINATION AGREEMENTS BETWEEN THE SENIOR LENDERS OF THE COMPANY'S FUTURE SUBSIDIARIES AND THE PLACEMENT AGENT.

*SEE ADDITIONAL LEGEND ON SIGNATURE PAGE

                             TARPON INDUSTRIES, INC.

                  FORM OF 8.0% JUNIOR SECURED PROMISSORY NOTE

[_____]                                                            April 5, 2004

            FOR VALUE RECEIVED, Tarpon Industries, Inc., a Michigan corporation (the "Company") with its principal executive office at 2420 Wills Street, Marysville, MI 48040, promises to pay to the order of [___________], at [_______ __________________________________] (the "Payee" or the "Holder") or registered assigns on January 5, 2005 (the "Maturity Date") the principal amount of [____] (the "Principal Amount"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 3 hereof. Copies of all payments shall be sent to Joseph Gunnar & Co., LLC, 30 Broad Street, New York, NY 10004, Attn: Stephan A. Stein (the "Placement Agent") via facsimile (212) 440-9668.

      Any payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

      The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default, to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

      In consideration for the loan represented by this Note, the Company shall issue to the Payee, simultaneously herewith, five year cashless exercise warrants to purchase such number of shares of the Company's Common Stock at an initial exercise price equal to 100% of the public offering price, computed by dividing 100% of principal amount of Note divided by 100% of the public offering of the Common Stock price, except for Notes equal to or in excess of $350,000 the numerator is 150% of principal amount, pursuant to an initial public offering which it files with the Securities and Exchange Commission (the "Public Offering").

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      1. Early Payment. If the Public Offering is consummated prior to the
Maturity Date, the outstanding principal amount of this Note and all accrued interest shall be then paid in full without a prepayment charge.

      2. Secured Loan. The obligations of the Company hereunder and under similar notes aggregating the principal amount of up to $2,000,000 are secured by a General Security Agreement dated as of April 5, 2004.

      3. Computation of Interest.

            A. Base Interest Rate. Subject to subsections 3B and 3C below, the outstanding Principal Amount shall bear interest at the rate of eight percent (8.0%) per annum payable in cash at maturity.

            B. Penalty Interest. In the event the Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be increased to fifteen percent (15%) per annum from and after the Maturity Date provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 3C below.

            C. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

      4. Covenants of Company

            A. Affirmative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A:

                  (i) Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any

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such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

                  (ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

                  (iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                  (iv) Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

                  (v) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

                  (vi) Financial Statements. The Company will provide the Placement Agent with full quarterly financial statements within 30 days after the end of each fiscal quarter;

                  (vii) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

                        (a) the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                        (b) the delivery of any notice effecting the acceleration of any indebtedness in excess of $50,000; and

                  (viii) The Company will take all reasonable steps, from and after the date hereof, to actively pursue effectiveness and closing the Public Offering, including obtaining all necessary audited financial statements, preparing and filing a registration statement with the Securities and Exchange Commission and processing the same to effectiveness, and compliance with Federal and State law.

            B. Negative Covenants. The Company (for this purpose to include all subsidiaries of the Company) covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4B (unless waived by or on behalf of the Holder):

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                  (i) Liquidation, Dissolution, etc. The Company will not
liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof);

                  (ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its properties or assets to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

                        (a) capital goods which are obsolete or have no remaining useful life; or

                        (b) finished goods inventories;

                  (iii) Redemptions. The Company will not redeem or repurchase any outstanding equity securities of the Company, except for (a) repurchases of unvested or restricted shares of Common Stock at cost from employees, consultants or members of the Board of Directors pursuant to repurchase options of the Company (1) currently outstanding or (2) hereafter entered into pursuant to a stock option plan or restricted stock plan approved by the Company's Board of Directors or (b) rescission offers appropriate to address violations of applicable securities laws;

                  (iv) Indebtedness. The Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money except that outstanding on the date hereof and indebtedness of acquisition which have the prior approval of the Holder or its representative;

                  (v) Negative Pledge. The Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                        (a) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                        (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        (c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good

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faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        (d) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                        (e) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed; and

                        (f) those Liens in existence on the date hereof which are specifically set forth on Schedule 4B(f) hereof.

                  (vi) Investments. The Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000; provided, however, that nothing contained in this clause (vi) shall preclude the Company from making acquisitions, organizing subsidiaries, entering into joint ventures or other business arrangements for the purpose of expanding its business.

                  (vii) Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated directly or indirectly with the Company (including officers, directors and shareholders owning 5% or more of the Company's outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company and, where the transaction is valued at in excess of $50,000, with the prior consent of the Holder or its representative, not to be unreasonably withheld or delayed.

                  (viii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

                  (ix) Bainbridge Consulting. The Company shall not default in its performance under a consulting agreement with Bainbridge Consulting, LLC.

                  (x) No Merger, etc. The Company will not engage in a merger, consolidation, share exchange, acquisition, reorganization, declaration of bankruptcy, change in voting control, sale of

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voting control, or sale of substantially all of its assets or business in which its current shareholders do not own at least 51% of the outstanding shares of the surviving corporation or entity.

      5. Events of Default

            A. The term "Event of Default" shall mean any of the events set forth in this Section 5A (the term "Company" for this purpose shall include all subsidiaries of the Company):

                  (i) Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest of this Note as and when the same shall become due and payable, whether by acceleration or otherwise for ten
(10) days.

                  (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 4A, which default shall continue uncured for thirty (30) days after notice thereof.

                  (iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 4B.

                  (iv) Bankruptcy, Insolvency, etc. The Company shall:

                        (a) admit in writing its inability to pay its debts as they become due;

                        (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                        (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                        (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                        (e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing.

                  (v) Acquisitions. (a) The Company shall fail to consummate the Steelbanks acquisition substantially in accordance with the definitive agreement therefor by April 30, 2004, and/or (b) the Company shall fail to enter into a definitive agreement for the Bolton acquisition, or a substantially equivalent acquisition, either of which agreements shall be subject to being reasonably acceptable to the Placement Agent, by May 15, 2004; time being of the essence as to both (A) and (B).

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                  (vi) Cross-Default. The Company shall default in the payment when due of any amount payable under any other obligation of the Company for money borrowed in excess of $100,000.

            B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 5A shall occur, the outstanding principal amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

            C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section
5A) shall occur for any reason, whether voluntary or involuntary, and be continuing, for 30 days after notice, the Holder may, upon notice to the Company, declare all or any portion of the outstanding principal amount of the Note, together with interest accrued thereon, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid principal amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

            D. Board of Directors. Upon the occurrence and during the continuance of an Event of Default, the holder of this Note, and the holders of similar notes (the "Noteholders"), shall be entitled to appoint a majority of the Board of Directors of the Company. In order to facilitate exercise of this right, the Company shall cause an increase, if necessary, in the size of its Board of Directors such that the vacancies existing and thus created would constitute a majority of the full Board of Directors. Such vacancies can be filled by the Placement Agent acting as described in Section 6E of this Note, unless and until contrary directions are provided by Noteholders holding a majority in interest of the Notes. The Noteholder and its representative shall be entitled to specific performance of this provision, in addition to any and all other remedies.

      6. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

            B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Note and the Company hereby waives any right to stay or dismiss on the basis of forum non conveniens any action or proceeding brought before the courts of the State of New York sitting in New York County or of United States of America for the Southern District of New York and hereby submits to the jurisdiction of such courts.

            C. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR

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ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR
THE PAYEE'S PURCHASING THIS NOTE.

            D. Notice. All notices shall be in writing, and shall be deemed given when actually delivered to a party at its address set forth herein personally, by a reputable overnight messenger, or by receipted facsimile transmission, if to the Company at 810.364.4367 and if to the Payee at 212.440.9668.

            E. The Placement Agent. The Placement Agent is the placement agent for certain promissory notes, including the enclosed. The holder of this Note has signed an Agency Appointment Agreement with the Agent that may affect the exercise of the rights set forth herein.

            F. No Waiver. No delay in exercising any right hereunder shall be deemed a waiver thereof, and no waiver shall be deemed to have any application to any future default or exercise of rights hereunder.

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            IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                 TARPON INDUSTRIES, INC.

                                 By:
                                     -------------------------------------

            The rights of the holder of this Note are subordinated to the interests of Standard Federal Bank N.A. pursuant to the terms of a Subordination Agreement dated August 11, 2004, between Eugene Welding Co., Tarpon Industries, Inc., the Bank and the holder of this Note.

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